Exhibit 10.21

CRONOS GROUP INC.
EMPLOYMENT INDUCEMENT AWARD PLAN #1

1.INTERPRETATION: As used in the Plan, the following terms shall have the meanings set forth below. To the extent any such term is defined in an applicable Award Agreement, the definition in such Award Agreement shall control.
(a)    “Affiliate” means any entity directly or indirectly controlling, controlled by or under common control with the Company.
2.“Award” means any Restricted Share Unit or Performance Award granted under the Plan.
(a)    “Award Agreement” means any written (including electronic) agreement, contract or other instrument or document evidencing any Award granted under the Plan.
(b)    “Board” means the board of directors of the Company.
(c)    “Just Cause” has the definition set forth in the Participant’s Employment Agreement with the Company or a subsidiary of the Company.
(d)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(e)    “Change in Control” means (i) the consummation of any transaction or series of transactions including, without limitation, any reorganization, recapitalization, statutory share exchange, consolidation, amalgamation, arrangement, merger or issue of voting shares in the capital of the Company, the result of which is that any individual, corporation (including, without limitation, not-for-profit), general or limited partnership, limited liability company, joint venture, association, joint-stock company, estate, trust, organization, governmental authority or other entity of any kind or nature (“Person”) or group of Persons acting jointly or in concert for purposes of such transaction or series of transactions becomes the beneficial owner, directly or indirectly, of more than 50% of the voting securities in the capital of the entity resulting from such transaction or series of transactions or the entity that acquired all or substantially all of the business or assets of the Company in a transaction or series of transactions described in clause (ii) (in each case, the “Surviving Company”) or the ultimate parent entity that has beneficial ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), measured by voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) rather than number of securities (but shall not include the creation of a holding company or other transaction that does not involve any substantial change in the proportion of direct or indirect beneficial ownership of the voting securities of the Company prior to the consummation of the transaction or series of transactions), provided that the exercise by Altria Summit LLC (or any of its affiliates) of the Purchased Warrant (as defined in the Subscription Agreement, by and among the Company, Altria Summit LLC and Altria Group, Inc., dated as of December 7, 2018 as may be amended or otherwise modified from time to time in accordance with its terms) shall not constitute a Change of Control pursuant to this clause (i); (ii) the direct or indirect sale, transfer or other disposition, in one or a series of transactions, of all or substantially all of the business or assets of the Company, taken as a whole, to any Person or group of Persons acting jointly or in concert for purposes of such transaction or series of transactions (other than to any affiliates of the Company); or (iii) Incumbent Directors during any consecutive twelve month period ceasing to constitute a majority of the Board of the Company (for the purposes of this paragraph, an “Incumbent Director” shall mean any member of the Board who is a member of the Board immediately prior to the occurrence of a contested election of directors of the Company).
(f)    “Committee” means a committee of Directors designated by the Board to administer the Plan, which initially shall be the Compensation Committee of the Board.
(g)    “Company” means Cronos Group Inc., a corporation organized under the laws of the Province of Ontario.
(h)    “Director” means a member of the Board.
(i)    “Effective Date” means September 5, 2019.
(j)    “Eligible Individual” means each of Mr. Robert Rosenheck and Ms. Cindy Capobianco, each of 2030 Laurel Canyon Boulevard, Los Angeles, California 90046, United States of America.
(k)    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.
(l)    “Fair Market Value” means, with respect to a particular date, (i) if the Shares are traded on the Toronto Stock Exchange, the closing price as reported by the Toronto Stock Exchange on the immediately preceding trading day and (ii) if the Shares are not traded on the Toronto Stock Exchange, the value as determined by the Committee in good faith taking into account applicable legal and tax requirements. For Participants primarily located in the United States, the Fair Market Value shall be converted from Canadian to U.S. dollars based on the exchange rate customarily used by the Company for such purposes, as selected by the Committee in its sole discretion.

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(m)    “Good Reason” has the definition set forth in the Participant’s Employment Agreement with the Company or a subsidiary of the Company.
(n)    “Insider” has the meaning given to the term “reporting insider” in National Instrument 55-104 – Insider Reporting Requirements and Exemptions, as such instrument may be amended, supplemented or replaced from time to time.
(o)    “NASDAQ” means the Nasdaq Stock Market or any successor stock exchange on which Shares are listed or traded.
(p)    “Participant” means an Eligible Individual designated to be granted an Award under the Plan.
(q)    “Performance Award” means any unit granted to an Eligible Individual under Section 7(d) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date, for which the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award is subject to the achievement of one or more Performance Goals specified by the Committee.
(r)    “Performance Goals” means any performance goals established by the Committee in connection with the grant of an Award.
(s)    “Plan” means this Cronos Group Inc. Employment Inducement Award Plan #1, as set forth herein and as hereinafter amended from time to time.
(t)    “Restricted Share Unit” means any unit granted to an Eligible Individual under Section 7 of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
(u)    “Rule 16b-3” means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as amended from time to time.
(v)    “Security Based Compensation Arrangements” means a stock option, stock appreciation right, stock option plan, employee stock purchase plan, share unit plan, deferred share unit plan or any other compensation or incentive mechanism, in each case, involving the issuance or potential issuance of Shares to any employee or Insider of the Company or its Affiliates, or one or more service providers, including a share purchase from treasury which is financially assisted by the Company or any of its Affiliates by way of a loan, guaranty or otherwise.
(w)    “Share” or “Shares” means any common shares in the capital of the Company, no par value.
3.    PURPOSE: The purpose of the Plan is to promote the interests of the Company and its shareholders by giving the Company a competitive advantage in attracting personnel capable of assuring the future success of the Company and to provide such personnel with an appropriate and material inducement to become employees of the Company (including in connection with a corporate transaction). Awards under the Plan are intended to qualify as (i) Security Based Compensation arrangements that are exempt from the requirement for security holder approval in reliance on Section 611(f) of the TSX Company Manual or any successor provisions and (ii) employment inducement awards within the meaning of NASDAQ Listing Rule 5635(c)(4) or any successor provisions.
4.    ADMINISTRATION:
(a)    The Plan shall be administered by the Committee. Subject to the limitations of the Plan and of applicable law, the Committee shall have full power and authority to:
(i)    designate Participants;
(ii)    determine whether and to what extent any type (or types) of Award is to be granted hereunder;
(iii)    determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award;
(iv)    determine the terms, limitations, restrictions and conditions of any Award or Award Agreement;
(v)    subject to Section 11 hereof, amend the terms and conditions of any Award or Award Agreement and accelerate the vesting or waive any restrictions relating to any Award;
(vi)    determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee;
(vii)    interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;
(viii)    adopt, alter, suspend, waive or repeal such rules, guidelines and practices and appoint such agents as it shall deem advisable or appropriate for the proper administration of the Plan; and
(ix)    make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

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Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including without limitation, the Company, its Affiliates, shareholders, Eligible Individuals and any holder or beneficiary of any Award.
(b)    Delegation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate all or any part of its duties and powers under the Plan to one or more persons, including Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act and provided, further, that any such delegation may be revoked by the Committee at any time.
(c)    Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
5.    SHARES AVAILABLE FOR AWARDS:
(a)    Shares Available.  Subject to adjustment as provided in Section 5(c) of the Plan, and subject further to the limitations set out in Section 3 of the Plan, the aggregate number of Shares that may be issued from treasury pursuant to Awards issued under the Plan shall not exceed 732,972. Shares deliverable to the holder of an Award under the Plan may be (i) authorized but unissued Shares or (ii) Shares acquired by a trustee appointed by the Company for this purpose or by a broker designated by the Company who is independent in accordance with the rules of the Toronto Stock Exchange or, if the Shares are not then listed on the Toronto Stock Exchange, the rules of any other stock exchange on which the Shares are then listed.
(b)    Accounting for Awards.  For purposes of this Section 5, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or to satisfy applicable tax obligations relating to an Award, shall again be available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such failure to purchase, forfeiture or termination, shall again be available for granting Awards under the Plan.
(c)    Adjustments in Shares Subject to the Plan.
(i)    Subdivisions and Redivisions. In the event of any subdivision or redivision or subdivisions or redivisions of the Shares at any time while any Award is outstanding into a greater number of Shares, the Company shall thereafter deliver such greater number of Shares as would result from said subdivision or redivision or subdivisions or redivisions had such Award vested before such subdivision or redivision or subdivisions or redivisions without the Participant making any additional payment or giving any other consideration therefor.
(ii)    Consolidations. In the event of any consolidation or consolidations of the Shares at any time while any Award is outstanding into a lesser number of Shares, the Company shall thereafter deliver, and the Participant shall accept, such lesser number of Shares as would result from such consolidation or consolidations had such Award vested before such consolidation or consolidations.
(iii)    Reclassifications/Changes. In the event of any reclassification or change or reclassifications or changes of the Shares at any time while any Award is outstanding, the Company shall thereafter deliver the number of securities of the Company of the appropriate class or classes resulting from said reclassification or change or reclassifications or changes as the Participant would have been entitled to receive in respect of the number of Shares in respect of such Award had such Award vested before such reclassification or change or reclassifications or changes.
(iv)    Other Capital Reorganizations. In the event of any capital reorganization of the Company at any time while any Award is outstanding, not otherwise covered in this Section 5(c) or a consolidation, amalgamation or merger with or into any other entity or the sale of the properties and assets as or substantially as an entirety to any other entity, the Participant if his or her Award has not vested prior to the effective date of such reorganization, consolidation, amalgamation, merger or sale, upon the vesting date of such Award thereafter, shall be entitled to receive and shall accept in lieu of the number of Shares then subscribed for by him, the number of other securities or property or of the entity resulting from such merger, amalgamation or consolidation or to which such sale may be made, as the case may be, that the Participant would have been entitled to receive on such capital reorganization, consolidation, amalgamation, merger or sale if, on the record date or the effective date thereof, he had been the registered holder of the number of Shares so subscribed for.
(v)    No Fractional Shares. The Company shall not be obligated to issue fractional Shares in satisfaction of its obligations under the Plan or any Award and the Participant will not be entitled to receive any form of compensation in lieu thereof.

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(vi)    Rights Offerings. If at any time the Company grants to its shareholders the right to subscribe for and purchase pro rata additional securities or of any other corporation or entity, there shall be no adjustments made to the number of Shares or other securities subject to the Awards in consequence thereof and the Awards shall remain unaffected.
(vii)    Adjustments Cumulative. The adjustment in the number of Shares issuable pursuant to Awards provided for in this Section 5(c) shall be cumulative.
(viii)    Plan Deemed Amended. On the happening of each and every of the foregoing events, the applicable provisions of the Plan and each of them shall, ipso facto, be deemed to be amended accordingly and the Committee shall take all necessary action so as to make all necessary adjustments in the number and kind of securities subject to any outstanding Awards (and the Plan) and the exercise price thereof.
(d)    Certain Limitations. Notwithstanding any other provision of this Plan or any agreement relating to Awards, no Awards shall be granted under this Plan if together with any other Security Based Compensation Arrangements established or maintained by the Company or its Affiliates, such grant of Awards could result, at any time, in the aggregate number of Shares (i) issued to Insiders within any one-year period or (ii) issuable to Insiders at any time exceeding 10% of the issued and outstanding Shares (on a non-diluted basis).
6.    ELIGIBILITY: Any Eligible Individual shall be eligible to be designated a Participant. In determining which Eligible Individuals shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services to be rendered by the respective Eligible Individuals, their potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Awards will only be granted to an Eligible Individual as a material inducement to such Eligible Individual to become an employee of the Company or one of its Affiliates (including in connection with a corporate transaction) or to be rehired by the Company or one of its Affiliates following a bona fide interruption of employment. Any grant of an Award shall not become effective unless and until the Eligible Individual actually becomes an employee of the Company or one of its Affiliates.
7.    AWARDS: The Committee is hereby authorized to grant Restricted Share Units and Performance Awards to Eligible Individuals with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine or as otherwise set forth in the Award Agreement:
(a)    Restrictions.  Restricted Share Units shall be subject to such restrictions as the Committee may impose (including, without limitation, limitations on transfer, forfeiture conditions or limitations on the right to receive any dividend equivalent or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.
(b)    Share Certificates; Delivery of Shares. In the case of Restricted Share Units, no Shares or other property shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Share Units (or at such later time as may be determined by the Committee), Shares or other cash or property shall be issued to the holder of the Restricted Share Units, and any Shares issued shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more share certificates.
(c)    Forfeiture. Except as otherwise determined by the Committee or provided in an Award Agreement, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Awards at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to any applicable Awards.
(d)    Performance Awards.  Any Award may be granted as a Performance Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.
8.    GENERAL:
(a)    Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.
(b)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c)    Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted

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assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Except as otherwise determined by the Committee, each Award or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee, no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.
(d)    Restrictions. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions.
9.    CHANGE IN CONTROL: Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided by the Committee in any Award Agreement, in the event of a Change in Control, the following provisions shall apply:
(a)    Continuation, Assumption or Replacement of Awards.  In the event of a Change in Control, if the corporation resulting from the Change in Control (referred to as the “Surviving Entity”) agrees to continue, assume or replace Awards outstanding as of the date of the Change in Control (with such adjustments as may be required by Section 5(c) above), then such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 9(d) below. The Surviving Entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 9(a), an Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Code Section 409A, either (A) the contractual obligations represented by the Award are expressly assumed by the Surviving Entity with appropriate adjustments to the number and type of securities subject to the Award, or (B) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Change in Control and is subject to substantially similar terms and conditions as the Award, in the case of each of clauses (A) and (B), with such assumed or replaced award continuing to be in respect of publicly traded common shares.
(b)    Acceleration.  If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then all forms of Awards then outstanding shall fully vest immediately prior to the effective time of the Change in Control, with any Performance Awards deemed earned at the target level of performance.
(c)    Payment for Awards.  If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced consistent with Section 9(a) in connection with a Change in Control, then the Committee may terminate some or all of such outstanding Awards, in whole or in part, at or immediately prior to the effective time of the Change in Control in exchange for payments to the holders as provided in this Section 9(c). The Committee will not be required to treat all Awards similarly for purposes of this Section 9(c). The payment for any Award or portion thereof terminated shall be in an amount equal to the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of Shares subject to the Award or portion thereof being terminated.
(d)    Termination After a Change in Control.  If, within 24 months after a Change in Control and in connection with which outstanding Awards are continued, assumed or replaced as described in Section 9(a), a Participant experiences an involuntary termination of employment for reasons other than Just Cause, or the Participant resigns his or her employment for Good Reason, then outstanding Awards issued to the Participant will become immediately fully vested and non-forfeitable, with any Performance Awards deemed earned at the target level of performance. The protections on termination in this Section 9(d) shall be in addition to any termination protections set forth in the applicable Award Agreement, which shall continue to apply after a Change in Control.

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10.    INCOME TAX WITHHOLDING: No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal or foreign income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, be entitled to take such action and establish such procedures as it deems appropriate to withhold or collect all applicable payroll, withholding, income or other taxes from such Participant, including without limitation withholding applicable tax from Participant’s cash compensation paid by the Company or an Affiliate. In order to assist a Participant in paying all or a portion of the federal, state, local and foreign taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares or other property otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares or other property other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. Any such election must be made on or before the date that the amount of tax to be withheld is determined.
11.    AMENDMENT AND TERMINATION:
(a)    Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made that requires shareholder approval under the rules or regulations of the Toronto Stock Exchange, NASDAQ or any other securities exchange that are applicable to the Company.
(b)    Amendments to Awards.  The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.
(c)    Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
12.    GENERAL PROVISIONS:
(a)    No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Individuals or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
(b)    Award Agreements.  No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant. Unless otherwise provided in the Award Agreement, in the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
(c)    No Limit on Other Compensation Plans or Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d)    No Right to Employment.  The Plan shall not constitute a contract of employment, and adoption of the Plan or the grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or an Affiliate, nor shall it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.
(e)    Governing Law.  This Plan and all matter which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.
(f)    Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
(g)    No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Individual or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

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(h)    Other Benefits.  No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.
(i)    No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(j)    Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(k)    Section 16 Compliance.  The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Individuals.
13.    EFFECTIVE DATE AND DURATION OF PLAN: The Plan becomes effective on the Effective Date, and will terminate on the tenth anniversary of the Effective Date or any earlier date of discontinuation or termination established pursuant to Section 11 of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Board provided for hereunder with respect to the Plan and any Awards shall extend beyond the termination of the Plan.

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